Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of the 8th day of August, 1998, by and between INTER-CON/PC, INC., a Minnesota corporation (the "Company"), and JOHN WALKER (the "Employee").

                                    RECITALS

         WHEREAS, the Company is primarily engaged in the business of developing, manufacturing and marketing Internet/Set Top Box and related Technology;

         WHEREAS, the Company desires to employ Employee in the capacity of Vice President Communications & Investor Relations ;

         WHEREAS, Employee desires to be employed by the Company as Vice President Communications & Investor Relations;

         WHEREAS, during his employment, Employee will have access to and learn the Company's valuable confidential information.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Definitions

         The following terms shall have the meanings shown when used in this
Agreement:

         "Business" means the business developed or under consideration for development by the Company before and during the term of this Agreement, including but not limited to the development, manufacture and marketing of Internet/Set Top Box, and related Technology.

         "Confidential Information" means any information that derives independent economic value, actual or potential, from not being generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, Employee knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in or relating to the development plans or proposals, marketing plans or proposals, strategies, financial statements, budgets, trade secrets, test data, other data, software licenses, pricing formulas, customer and supplier information, employee information, research and development information, designs, products, processes, manufacturing techniques, know-how and other proprietary information of the Company, whether written, oral or communicated in another type of medium, whether disclosed directly or indirectly, whether originals or copies and whether or not legal protection has been obtained or sought under applicable law. Employee shall treat all such information as Confidential Information regardless of its source and whether or not marked as confidential.

         "Competing Products" means any product, process or service of any person or organization at any time in existence or under development which is the same as or similar to or competes (separately or as a




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

         component of a competing product) with a product, process, or service which the Company markets or is developing to market, or about which Employee has acquired Confidential Information.

         "Competing Organization" means any person (including Employee), firm, corporation, partnership, or other organization which at any time now or in the future is engaged in, or about to become engaged in, the development, marketing, advertising or selling of Competing Products, or which otherwise engages in activities similar to those activities in which the Company was engaged or preparing to engage during Employee's employment.

         "Company" means the Company, and any existing or future affiliates, including parents, subsidiaries, divisions, joint ventures, and partnerships, or their successors and assigns.

         Employment of Employee; Term.

         The Company agrees to and hereby does employ Employee, and Employee accepts such employment and agrees to discharge faithfully, diligently and to the best of Employee's abilities, the responsibilities of such employment on the terms and subject to the conditions herein provided.

         The term of Employee's employment hereunder shall commence as of August 1, 1998, and shall terminate on July 31, 2001.

         The Initial Expiration Date and Employee's employment hereunder shall be extended for up to two successive one year periods beyond the date set forth in Subsection 2(b), unless at least 60 days prior to the commencement of any such one-year period either party hereto gives written notice to the other party that it does not intend to extend Employee's employment.

         Notwithstanding the foregoing, following the Initial Expiration Date, Employee's employment shall thereafter continue on an at will basis on the terms and conditions contained in this Agreement.

         Duties of Employee. During the term of Employee's employment with the Company hereunder, Employee shall:

         a. Devote substantially all of Employee's business time and attention necessary to carry out the duties of Employee's employment hereunder, applying Employee's best effort and skill for the benefit of the Company and shall not, without prior written consent of the Company, render services of any kind to others for compensation, or engage in any other business activity that in the Company's sole discretion would materially interfere with the performance of Employee's duties under this Agreement.

         b. Serve as Vice President Communications & Investor Relations and perform services and assume duties and responsibilities which include serving as the Company's Communications Voice and the liaison to the Company's Shareholders / Investors, attending trade shows, providing input and direction regarding marketing and sales, and any additional duties and responsibilities as may be assigned to Employee by the Company's Chairman & Chief Executive Officer ("CEO") or its Board of Directors, consistent with such office.

         c. Report directly to the Company's Chairman & CEO, Michael Ferderer on a regular basis and as further requested by the CEO.

         d. In the event that Michael Ferderer, the Chairman & CEO leaves his position as CEO with the company, all incentive stock options for Mr. John Walker will become fully vested at that time, with no restrictions. Incentive Stock Options can be purchased at a price per share that is determined by the board of directors.



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

         4. Compensation. As compensation and in consideration for the performance of services by Employee and Employee's observance of all of the provisions of this Agreement, the Company agrees to pay or provide, and Employee agrees to accept, the following:

         a. Base Salary. During the Initial Term of this Agreement, the Company shall pay Employee for all services rendered at an annual Base Salary of Eighty Thousand Eight Hundred Eighty-Six and 88/100 Dollars ($80,888.88) payable in twenty six (26) equal installments during each year. Salary payments shall be subject to all appropriate withholdings for state, federal and local taxes, and such other deductions as Employee expressly authorizes in writing or are otherwise required by law.

         b. Bonuses. Employee may receive such discretionary bonuses as the Company shall determine from time to time.

         c. Stock Options. Employee, subject to final approval by the Board of Directors, will be granted incentive stock options under Inter-Con/PC, Inc. 1997 Stock Option Plan ("Stock Option Plan"), pursuant to a Stock Option Agreement substantially in the form attached hereto, as Exhibit A, providing Employee with the right to purchase up to 100,000 shares of the Company's common stock. This is subject to the Employee's Stock Option Agreement and the Stock Option Plan set forth in his Stock Option Agreement and subject to and in accordance with the other provisions of the stock option plan.

          Employee acknowledges that the incentive stock options to be granted to Employee under the Stock Option Plan will be granted pursuant to exemptions from the registration and prospectus requirements of the Securities Act of 1933, as amended, and that the shares of common stock of the Company acquired by Employee upon the exercise of such incentive stock options may be subject to restrictions on the resale thereof and confirms that he has been advised of, and is aware of, such resale restrictions. Employee further acknowledges and agrees to enter into the restrictive covenants contained in Sections 6 and 13 hereof in exchange and as consideration for the Company granting the incentive stock option as is reflected in Exhibit A, attached hereto. Employee may be eligible for additional stock options at the discretion of the Board of Directors.

         Benefits. During the term of Employee's employment, Employee shall be entitled to participate in such benefit plans as may be provided by the Company from time to time and to such holidays and vacations as are consistent with Company policies. The Company shall pay 100% of the cost of the premiums for Employee's and his family's health and dental coverage.

         Business Expenses. The Company shall reimburse Employee for business expenses reasonably incurred by Employee in connection with the performance of Employee's duties hereunder, upon the presentation by Employee of receipts and itemized accounts of such expenditures in accordance with the rules and regulations of the Internal Revenue Code. Such expenditures shall be subject at all times to the prior approval of the Board of Directors or its designee. Except for expenses previously approved by the Board or its designee, the Board of Directors of the Company may take such action as may be necessary to enforce the repayment to the Company by Employee of any amounts reimbursed upon finding that such reimbursement was not made primarily for the purpose of advancing the legitimate interests of the Company.

         Termination of Agreement.

         Termination With Cause. The Company may terminate Employee's term of employment under this Agreement for "Cause" upon notice of such termination to Employee. For purposes of this Agreement, "Cause" shall mean Employee's (i) failure or refusal to observe or perform any of the material provisions of this Agreement or any other written agreement with the Company, or to substantially perform any of the material duties required of Employee under this Agreement or any other written agreement with the Company, or (ii) commission of fraud, misappropriation, embezzlement or other acts of dishonesty, or


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         conviction for any crime punishable as a felony or as a gross misdemeanor involving moral turpitude, which actions, in the judgment of the Company, have a material adverse effect upon Employee's ability to perform the duties which are assumed or assigned under Section 3 hereof, or which actions or occurrences are materially adverse to the interests of the Company. Termination of Employee's employment for Cause under Subsection 5(a)(ii) above shall be effective upon notice. Termination of Employee's employment for Cause under Subsection 5(a)(i) shall be effective upon thirty (30) days' prior written notice provided that prior to the giving of such notice of termination, the Company shall notify Employee that a factual basis for termination for Cause exists and specify such basis.

         Termination With Notice. Employee's term of employment under this Agreement may be terminated by either party for any reason upon not less than sixty (60) days' prior written notice.

         Termination upon Death or Disability of Employee. This Agreement shall automatically terminate in the event of Employee's death or disability. "Disability" means the unwillingness or inability of Employee to perform Employee's duties under this Agreement for a period of ninety
         (90) days because of incapacity due to physical or mental illness, bodily injury or disease.

         Termination Obligations. In the event of a termination of Employee's term of employment in accordance with Subsections (a), (b) or (c) of this Section 5, the Company shall have no further obligation to Employee under this Agreement, and Employee shall only be entitled to payment by the Company for all compensation accrued under this Agreement to such date of termination. However, such termination of Employee's employment shall not terminate or extinguish Employee's obligations under Sections 6, 9, 10, 11, 13, 14 and 15 (unless otherwise provided therein) or Employee's obligation or liability to pay to the Company any amounts owed to the Company by Employee, including, but not limited to, any amounts misappropriated or obtained by Employee, without prejudice to any other rights or remedies of the Company at law or in equity. Notwithstanding the foregoing, in the event that Employee's term of employment is terminated by the Company pursuant to Section 5(b) prior to the Initial Expiration Date, the Company shall pay to Employee a "Severance Allowance" in an amount equal to six (6) months base salary, (based on the annualized monthly base salary then being paid to Employee as of the date of termination) to be paid out over the six (6) months following Employee's date of termination in at least semi-monthly installments (hereinafter referenced as "Severance Allowance").

         Disclosure of Confidential Information.

         Employee Shall Not Disclose Confidential Information. Employee will not, during the term of Employee's employment or following the termination of Employee's employment with the Company, use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, without the prior written consent or authorization of a duly authorized officer of the Company.

         Scope. Employee's covenant in Subsection 6(a) to not disclose Confidential Information shall not apply to information which, at the time of such disclosure, may be obtained from sources outside of the Company, its agents, lawyers or accountants, so long as those sources did not receive the information directly or indirectly as the result of Employee's action.

         Title. All documents or other tangible or intangible property relating in any way to the Business of the Company which are conceived or generated by Employee or come into Employee's possession during the employment period shall be and remain the exclusive property of the Company, and Employee agrees to return all such documents, and tangible and intangible property, including, but not limited to, all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, lists reports, data, tables, magnetic tapes, computer disks, calculations or copies thereof, which are the property of the Company or which relate in any way to the Business, customers, products, practices or techniques of the Company, and all other property of the Company, including, but not limited to, all documents which in whole or in part



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

         contain any Confidential Information of the Company which in any of these cases are in Employee's possession or under Employee's control, to the Company upon the termination of Employee's employment with the Company, or at such earlier time as the Company may request him to do so.

         Compelled Disclosure. In the event a third party seeks to compel disclosure of Confidential Information by Employee by judicial or administrative process, Employee shall notify the Board of Directors of the Company within two (2) business days of such occurrence and furnish to the Board of Directors a copy of the demand, summons, subpoena or other process served upon Employee to compel such disclosure, and will permit the Company to assume, at its expense, but with Employee's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such third party disclosure demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by Employee, Employee shall be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order.

         Employee Acknowledgments.

         Employee recognizes that the Company is continually engaged in the design and development of Internet/Set Top Box, and related Technology and other technologies (hereinafter "Technology"), and that such Technology is kept in strict confidence by the Company. Employee is aware that the Technology is vital to the Company's success.

         Employee further understands that the success of the Company depends, to a great extent, on its ability to protect its Confidential Information, including that comprising the Technology, its manufacture and marketing, from unauthorized disclosure, use or publication. Inasmuch as Employee will gain knowledge of or have access to the Confidential Information about the Technology and its manufacture and marketing, in whole or in part, in the course of employment, Employee acknowledges that the Company is and will be entrusting Employee with this valuable information.

         Employee understands that the Company is engaged in a continuous program of research, development, production and marketing of its present and future products, and the enhancement of its Technology. Employee further understands that, as an essential part of Employee's employment by the Company, he will be integrally involved in the development and manufacture of the technology as such will have access to the Company's Confidential Information.

         Employee Representations and Warranties.

         Employee represents and warrants that performance of the terms of this Agreement as an employee of the Company does not and will not cause Employee to breach any agreement, commitment or understanding Employee has with any other party, whether formal or informal, to assign to such other party inventions Employee may hereafter make, or to keep in confidence proprietary information of such other party which Employee acquired or learned prior to Employee's employment by the Company.

         Employee represents and warrants that Employee has not brought and will not bring to the Company, or use for the benefit of the Company, any materials and/or documents of a former employer (which, for purposes of this Section, shall also include persons, firms, corporations and other entities for which Employee has acted as an independent contractor or consultant) that are not generally available to the public or to the trade, unless Employee has obtained written authorization from any such former employer permitting Employee to retain and use said materials and/or documents. With respect to any materials and/or documents that Employee may bring to the Company for use in the course of Employee's employment, Employee hereby further represents and warrants that Employee's use (or the Company's use) of such materials and/or documents will not violate the intellectual property rights of any former employer of Employee, or any other party.



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         Employer Ownership of Intellectual Property.

         Employee hereby agrees to disclose promptly to the Company (or any persons designated by it) all developments, designs, creations, improvements, original works of authorship, formulas, processes, know-how, techniques and/or inventions, hereinafter referred to collectively as "Inventions") (i) which are made or conceived or reduced to practice by Employee, either alone or jointly with others, during the period of Employee's employment, by the Company, or which are reduced to practice during the period of twelve (12) months following the termination of Employee's employment, that relate to or are useful in the present or future business of the Company; or (ii) which result from tasks assigned Employee by the Company, or from Employee's use of the premises or other resources owned, leased or contracted by the Company.

         Employee agrees that all such Inventions which the Company in its sole discretion determines to be related to or useful in its business or its research or development, or which result from work performed by Employee for the Company, shall be the sole and exclusive property of the Company and its assigns, and the Company and its assigns shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Employee further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights and other statutory or common law protections for such Inventions in any and all countries. To that end, Employee will execute all documents for use in applying for and obtaining such patents, copyrights and other statutory or common law protections therefor and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or to persons or entities designated by the Company. Employee's obligations under this Subsection shall continue beyond the termination of Employee's employment with the Company, but the Company shall compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company's request in providing such assistance.

         Employee hereby acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment which are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

         Assignment of Inventions.

         Any provision in this Agreement requiring Employee to assign Employee's rights in any Invention to the Company shall not apply to any invention that is exempt under the provisions of Section 181.78 of the Minnesota Statutes. The statute states that such assignment agreements do not apply:

                  To an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. (Emphasis added).

         Employee shall execute the Invention Assignment Notice attached here to as Exhibit B and incorporated herein by reference.

         Power of Attorney.

         In the event the Company is unable, after reasonable effort, to secure Employee's signature on any document needed to apply for, obtain or enforce any intellectual property rights relating to any Invention with respect to which Employee has made an inventive contribution, whether because of Employee's unavailability, or Employee's physical or mental incapacity, or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and


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attorneys-in-fact to act for and in Employee's behalf and stead solely for and in connection with the execution and filing of any such document with the same legal force and effect as if such acts were performed by Employee.

         Pre-existing Proprietary Inventions.

         Employee has identified on Exhibit B attached hereto a complete list of all inventions or improvements which have been made or conceived or first reduced to practice by Employee alone or jointly with others prior to Employee's employment by the Company and which Employee desires to exclude from the operation of this Agreement. If there is no such list on Exhibit C, Employee represents that Employee has made no such inventions or improvements at the time of signing of this Agreement.

         Covenant Not to Compete - The parties agree that the Company would be substantially harmed if Employee competes with the Company during employment with the Company or after termination of employment with the Company. Employee acknowledges this is particularly true here, as he is integrally involved in the research and development of the Company's Technology and Technology improvements. Therefore, in exchange for benefits provided to Employee hereunder, Employee agrees that during his employment with the Company and for a period of two (2) years after termination of such employment for any reason, Employee will not directly or indirectly, without the written consent of the
Company:

         Render services to or for any Competing Organization or engage in any activity that competes with the Business of the Company or in any way assists any Competing Organization within any state in the United States or within any country in which the Company directly or indirectly markets or services products or provides services or reasonably intends such period to market or service products or provide services provided, however, that ownership of stock or other securities in a publicly held corporation, for which Employee's sole purpose is that of an investor, is not prohibited;

         During Employee's employment by the Company, Employee agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with the Company or to seek employment with a Competing Organization.

         In any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers;

         Hire, offer to hire, entice away, or in any other way persuade or attempt to persuade any employee, officer, agent, independent contractor, supplier, customer, or subcontractor of the Company to discontinue their relationship with the Company; and

         Vilify, criticize, or otherwise slander or defame the Business or business practices of the Company or its officers, directors, or employees.

Employee further agrees that he will, prior to accepting employment with any new employer, inform that employer of his covenant not to compete and provide that employer with a copy of this Agreement.

         Consideration - Employee acknowledges and agrees that in addition to his continued employment with the Company, he has been offered and has voluntarily accepted the following consideration for his agreements specified herein:

         Compensation payable in such amount as set forth herein in Section 4;

         The grant of incentive stock options as set forth in Section 4(c) herein and as reflected in Exhibit A, attached hereto;

         The severance allowance as set forth herein in at Section 5(d); and



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         Access to the Company's Confidential Information.

         Communication with Subsequent Employer.

         Upon the termination of Employee's employment, Employee hereby authorizes the Company to notify any other party, including without limitation, Employee's future employers, future partners and customers of the Company, as to the existence of this Agreement, and the existence of Employee's covenants and responsibilities with respect to the confidential and proprietary information entrusted to Employee hereunder.

         Breach of Restrictive Covenants.

         It is agreed that it would be difficult or impossible to ascertain the measure of damages to the Company resulting from any breach of Sections 6, 9, 10, 11 or 13, and that injury to the Company from any such breach may be irremediable, and that money damages therefor may be an inadequate remedy. In the event of a breach or threatened breach by Employee of the provisions of any of such Sections, the Company shall be entitled to specific performance of such Sections and may seek a temporary or permanent injunction to enjoin Employee from breaching such Sections without the necessity of proof of damages, in addition to any other rights or remedies that the Company may have available under applicable law for such breach or threatened breach, including the recovery of damages.

         Survival of Restrictive Covenant. The provisions of Sections 6, 9, 10, 11, 13, 14 and 15 of this Agreement shall continue to be binding upon Employee, notwithstanding the termination of employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all such Sections.

         Entire Agreement; Modification. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the employment of Employee by the Company, and supersedes any prior understanding or agreement between the parties relating thereto. No amendment, waiver or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

         Assignment. The rights and benefits of the Company and its permitted assigns under this Agreement shall be fully assignable and transferable to any other entity (subject to that entities' assumption of the obligations hereunder):

         which is an affiliate of the Company; or

         which is not an affiliate and with which the Company has merged or consolidated, or to which it may have sold substantially all its assets in a transaction in which it has assumed the liabilities of the Company under this Agreement;

and in the event of any such assignment or transfer, all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against the successors and assigns of the Company. This Agreement is a personal service contract and shall not be assignable by Employee, but all obligations and agreements of Employee hereunder shall be binding upon and enforceable against Employee and Employee's personal representatives, heirs, legatees and devisees.

         Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier, or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or




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registered mail addressed to the other party. Mailed or telecopied communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this
Section:

                  If to Company:              Inter-Con/PC, Inc.
                                              7667 Equitable Drive
                                              Suite 203
                                              Minneapolis, Minnesota  55344

                  With a copy to:    Larkin, Hoffman, Daly & Lindgren, Ltd.
                                              1500 Norwest Financial Center
                                              7900 Xerxes Avenue South
                                              Minneapolis, MN 55431
                                              ATTN:  Douglas M. Ramler, Esq.
                                              Facsimile No. (612) 896-3333

                  If to Employee:    John Walker________________________
                                                ________________________

         Waiver. No waiver of any term, condition or covenant of this Agreement by a party shall be deemed to be a waiver of any subsequent breaches of the same or other terms, covenants or conditions hereof by such party.

         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument.

         Construction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Applicable Law. This Agreement, and the legal relations between the parties, shall be governed by, and construed in accordance with, the laws of the State of Minnesota without regard to conflicts of law doctrines.

         Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, shall be settled by final and binding arbitration in Minneapolis, Minnesota upon the request of either party. Such arbitration shall proceed in accordance with the then-governing rules of the American Arbitration Association ("AAA") for Employment Dispute Resolutions or Commercial Arbitration, at the option of the petitioner. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. It is agreed that the parties shall choose a single, neutral arbitration from among a panel of not less then seven (7) proposed arbitrators and that the parties may have no more than two (2) panels of arbitrators presented to them by the AAA. The parties agree that they will share equally the fees of the arbitrator, and they shall each be responsible for their own attorneys' fees and costs and any filing fee paid by them unless the arbitrator determines that one party shall pay a greater portion of such costs and fees and states the justification therefor.

         Representation by Counsel; Interpretation. The Company and Employee each acknowledge that each party to this Agreement has been, or has had the opportunity to be, represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



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

                                      JOHN WALKER:


                                      /s/ John W. Walker
                                      -------------------------
                                      John Walker, Individually

                                      INTER-CON/PC, INC.:


                                      By:     /s/ Michael P. Ferderer
                                          -------------------------
                                             Its:  CEO
                                                  -------------------------



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                                    Exhibit A



                             STOCK OPTION AGREEMENT

The Plan is currently being put together by Dr. David O. Vang the company acting CFO and Advisory Board member.

                                    Exhibit B



                           INVENTION ASSIGNMENT NOTICE

John Walker:

         You are notified that the employment agreement between you and INTER-CON/PC, INC., dated August 1, 1998 does not apply to any invention that qualifies fully under the provisions of Section 181.78.

                                                 INTER-CON/PC, INC.


                                                 By:     /s/ Michael P. Ferderer
                                                       -------------------------
                                                         Its:  CEO



I acknowledge receiving a copy of this notice


Date:  August 1, 1998                                 /s/ John W. Walker
                                                  ----------------------
                                                           John Walker

                                    Exhibit C



                       PRE-EXISTING PROPRIETARY INVENTIONS

Name/Title of Proprietary Invention*        Description of Proprietary Invention
-----------------------------------         ------------------------------------




























                                    INTER-CON/PC, INC.


                                    By:     /s/ Michael P. Ferderer
                                            ------------------------
                                           Its:  CEO
                                                 ------------------------


*Note: If no Proprietary Inventions are listed above, Employee agrees that none exist.